Individual Deferred Variable Annuity Application

American General Life Insurance Company (AGL) Domicile State: Texas	Regular Mail with checks: P.O. Box 100330 Pasadena CA 91189-0330	Overnight Mail with checks: JPM Chase-AGL 100330 2710 Media Center Drive Building #6, Suite 120 Los Angeles, CA 90065-1750

Address mail to: Annuity Service Center	without checks: P.O. Box 9450 Amarillo, TX 79105-9450	without checks: 1050 North Western Street Amarillo, TX 79106-7011	Phone: 877-445-1262 Email: AdvancedOutcomesAnnuities@aig.com Website: aig.com/annuities Fax: 818-638-9204

Consult with your financial advisor to determine if your elections and investment options are appropriate for you. The prospectus and/ or your financial advisor can provide further information about elections, including availability, maximum issue age and the additional fee associated with each Benefit Election.

Print or type. Please note that all Sections on this application must be completed for the application to be in good order.

1	Product Selection (Solicitation state indicates the state in which this Application is signed.)

Product Name (Share Class)	Solicitation state

Advanced Outcomes Annuity	(Enter two-characters state code)

2	Owner(s) Information (Select one of the following Owner Types and complete this section in its entirety.)

Owner Type:	❒ Natural Person(s) ❒ Trust/Trust Date ❒ Custodian

❒  Other:                                                               Non-naturally owned contracts that are accepted include Corporate, Municipal, or Tax-Exempt. Contact the Annuity Service Center prior to submitting this Application to confirm if any other Owner Type will be accepted.

	❑ Male	❑ Female
Owner Name

Address	City	State	Zip

Birth Date	SSN or TIN	Phone	Email

	❑ Male	❑ Female
Joint Owner (if applicable) Name

Birth Date	SSN	Relationship to Owner	Phone

3	Annuitant(s) Information ❑ Same as Owner (Complete only if different from Owner)

	❑ Male	❑ Female
Annuitant Name

Address	City	State	Zip

Birth Date	SSN	Phone	Email

	❑ Male	❑ Female
Joint Annuitant (if applicable) Name

Birth Date	SSN	Phone

ICC21-AGA-807 (6/21)	AGAOC Rev. 10/21	Page 1 of 5

4	Beneficiary Information

Joint Owners (Joint Annuitants, if contract is non-naturally owned) shall be each other’s sole primary beneficiary and any other beneficiary listed will be designated as “contingent.”

•	If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as “primary.”

•	Multiple beneficiaries will share the death benefit equally, unless otherwise specified, and percentages must total 100%.

•	For non-naturally owned contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application.

•	If the Owner is a trust, the trust must be designated as the sole primary beneficiary.

1.		❑ Primary	❑ Contingent
Beneficiary Name

Address	City	State	Zip

Relationship	Beneficiary %	SSN/TIN	Phone

		❑ Male	❑ Female
Birth/Trust Date	Email

2.		❑ Primary	❑ Contingent
Beneficiary Name

Address	City	State	Zip

Relationship	Beneficiary %	SSN/TIN	Phone

		❑ Male	❑ Female
Birth/Trust Date	Email

❑	Check this box if providing additional beneficiaries on the Additional Beneficiary Information form or a separate sheet signed by the Owner.

5	Contract Type and Source of Funds

See the prospectus for minimum Purchase Payment (“investment”) amounts.

Contract Type (new product) Select one Contract Type below.	Source of Funds Indicate source of funds and amount of initial investment below.
❑ Non-qualified ❑ IRA ❑ Roth IRA ❑ SEP ❑ Inherited Non-qualified Annuity* ❑ Inherited IRA*	❑ Amount enclosed ❑ 1035 Exchange** ❑ Transfer** ❑ Rollover** ❑ IRA Contribution/IRA Tax Year ❑ Funds coming direct ❑ Other	$ $ $ $ $ $ $

* Not available with Living Benefit election	**Complete/submitthe Request for Transfer-Exchange form with this Application, unless you check the box next to “Funds coming direct” above.

ICC21-AGA-807 (6/21)	AGAOC Rev. 10/21

6	Benefit Elections

6(a).	Optional Account Value Buffer Election: A selection MUST be made below

I.	❑ I am NOT electing a 10-year Account Value Buffer (proceed to 6(b) below).

II.	If electing a 10-year Account Value Buffer, please select one of the options below.

❑	with 10% Benefit Percentage [0.10%]

❑	with 20% Benefit Percentage [0.25%]

6(b)	Death Benefit Election: A selection must be made below for this Application to be in good order.

❑	Contract Value

❑	Return of Purchase Payment (ROP)

7	Investment Options / Optional Programs

7(a)	Investment Options

Your Initial Purchase Payment will be allocated based on Your investment choices indicated on the required Investment Option Election and Transfer Authorization Form.

IMPORTANT: Your Investment Option Election and Transfer Authorization Form must be included with this Application to ensure that your Application is processed immediately.

7(b)	Optional Programs
❑	Systematic Withdrawal: Include the applicable systematic withdrawal form with this Application.

7(c)	Electronic Delivery Authorization

By selecting “Yes” below, I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:

•	Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds).
•	Account documents (periodic statements and confirmations);
•	Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law);
•	Tax Forms; and
•	Annuity related correspondence (privacy notice and other notices to customers), as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
•	I must notify Company promptly when my email address changes.
•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.
•

The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.

•	For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive email notices.)
•	Electronic delivery consent is voluntary, can be revoked at any time and is effective until further notice by the Company or until I revoke it.

Call 1-877-445-1262 if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

Electronic Delivery Consent: ❑ Yes ❑ No

*Email address

*	Custodially owned contracts: Provide the annuitant’s email address. Other non-natural owners (such as trusts): Provide the email address of the authorizing signatory.

ICC21-AGA-807 (6/21)	AGAOC Rev. 10/21

8	Notices and Disclaimers

Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

9	Acknowledgements and Signature(s)

9(a).	Replacement

❑	Yes	❑	No	Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.)
❑	Yes	❑	No	Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts? (Must check either Yes or No.)

Provide the replacement information on the required forms, which can be obtained from your financial advisor, and include them with this Application, when applicable.

9(b).	Acknowledgement of Owner(s)

I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the Contract. By signing below, I declare the following:

•	I have received, read, and understand the Buyer’s Guide for Deferred Annuities.
•	I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable investment options, for this variable annuity.
•

After consulting with my financial advisor and reviewing the prospectus, I confirm that this variable annuity and if applicable, the optional Benefit Elections I selected, which include additional fees, are suitable for my objectives and needs. I understand that the company issues other annuities with similar benefits and limitations, which may have lower charges. I have discussed the alternatives with my financial advisor.

•

I have consulted with my financial advisor for advice or recommendations regarding the purchase of this variable annuity contract. American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•	I acknowledge that I have read the current prospectus for this variable annuity carefully and understand their contents.
•	My signature below indicates that I am providing my initial Purchase Payment investment choices on the Investment Option Election and Transfer Authorization Form with this Application.
•

I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board, or any other agency, Federal or State. I bear all market risks.

•

If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

9(d).	Signature(s)

Owner’s signature	Date

Joint Owner’s signature (if applicable)	Date

10	Financial Advisor Information and Signature(s)

10(a).	Replacement

❑	Yes	❑	No	Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts?
❑	Yes	❑	No

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?

ICC21-AGA-807 (6/21)	AGAOC Rev. 10/21

10 Fiancial Advisor Information and Siganture(s) (continued)

10(b).	Acknowledgements

I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify:

•

I have instructed the applicant to answer the questions in Section 9(a) appropriately. I am providing the replacement information on the required forms, which can be obtained at aig.com/annuities, and including them with this Application, when applicable.

•	I have delivered a Buyer’s Guide for Deferred Annuities to the owner.

•

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity; and (b) have used only current, approved sales material.

•	I understand that American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•	I have verified the identity of the owner and annuitant, if the owner is non-natural, by reviewing a government-issued photo identification and any other required documentation.

1.
Financial Advisor’s signature

Financial Advisor’s name (print)

	Address	City	State	Zip

Phone	Financial Advisor/ID number

Email	Broker/Dealer firm name

SSN (1st 5 digits ONLY)

2.
Financial Advisor’s signature

Financial Advisor’s name (print)

	Address	City	State	Zip

Phone	Financial Advisor ID number

Email	Broker/Dealer firm name

SSN (1st 5 digits ONLY)

For financial advisor use only. Not all options are available; contact your home office with any questions.

❑ Option 1	❑ Option 2	❑ Option 3	❑ Option 4	❑ Option 5	❑ Option 6	❑ Option 7	❑ Option 8	❑ Option 9

Financial Advisor 1                % Financial Advisor 2%

Note: If there are more than two financial advisors, include the information required above, including applicable percentages (must total 100%) among all financial advisors, on a separate document for the remaining financial advisor(s) and submit with this Application

ICC21-AGA-807 (6/21)	AGAOC Rev. 10/21